GTT Reports Third Quarter 2014 Financial Results
Revenue Grew 9% to $49.2 Million
Adjusted EBITDA Increased 18% to $8.9 million

McLean, VA, November 11, 2014 - GTT Communications, Inc. (“GTT”) (NYSE MKT: GTT), the leading global cloud networking provider to multinational enterprises, today announced its financial results for the third quarter ended September 30, 2014. Highlights include:

•	Revenue increased 9.0 percent to $49.2 million compared to $45.1 million in the third quarter of 2013

•	Gross Margin increased 470 basis points to 39.2% compared to 34.5% in the third quarter of 2013

•	Adjusted Earnings before Interest Taxes Depreciation and Amortization (“EBITDA”)* increased by 18.2 percent to $8.9 million compared to $7.6 million in the third quarter of 2013

•
On August 6, 2014, completed a senior debt financing simplifying the capital structure, eliminating all outstanding warrants, increasing financial flexibility, and significantly reducing the overall cost of debt

•	On October 1, 2014, closed the acquisition of UNSi, a communications company providing data services to large enterprise and carrier clients

* See “Annex A: Non-GAAP Financial Information-Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

“We had another tremendous quarter with strong sequential and year-over-year growth,” stated Rick Calder, President and CEO. “We continue to win new large multi-location clients, grow our existing client base, and deliver substantial revenue and Adjusted EBITDA increases and incremental margin expansion.”

Subsequent to the quarter-end, GTT closed on the acquisition of UNSi to further execute on GTT’s growth strategy to extend ubiquitous network connectivity, to expand its cloud networking service portfolio, and to deliver outstanding service to its clients with simplicity, speed and agility.

“We are moving ahead quickly with our proven integration template. We expect to derive substantial post-close synergies from SG&A and cost of revenue over the next two quarters. With nine months of strong results in hand and a strategic acquisition kicking off the fourth quarter, we have guaranteed a terrific 2014 and are well on our way to our next financial objective of $400 million in revenue and $100 million in Adjusted EBITDA.”

Capital expenditures in the third quarter of $0.4 million, or 0.8% of revenue, supported the growing traffic demand across GTT’s global network. Capital expenditures year-to-date of $3.1 million, or 2.1% of revenue, are consistent with GTT’s capex-light business model.

“As we execute on our growth strategy, we have increased operating leverage on our larger revenue base and accelerated Unlevered Free Cash Flow to $8.5 million in the third quarter and $22.9 million year to date,” stated Michael Bauer, Chief Financial Officer. “Additionally, we reported the closing of our new debt facility as evidenced by our substantially lower interest expense in the third quarter. We took advantage of the flexibility our facility offered by drawing down the $15 million Delayed Draw Term Loan to partially fund the acquisition of UNSi. Our balance sheet remains very strong and we are well positioned to complete another year of strong growth.”

Conference Call Information
GTT will hold a conference call today, Tuesday, November 11, 2014 at 10:00 a.m. Eastern Time to discuss these results. To participate in the live conference call, interested parties may dial +1.888.510.1785 or +1.719.457.2648, entering passcode 6733333. A simultaneous live webcast of the call will be available over the Internet at www.gtt.net, under the Investor Relations section of the site. A telephonic replay of the conference call will be available for one month and may be accessed by calling +1.888.203.1112 or +1.719.457.0820 and using the passcode 6733333. The webcast will be archived in the investor relations section of the company's web site www.gtt.net.

Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of GTT Communications, Inc., with respect to current events and financial performance. From time to time, GTT Communications, Inc., which we refer to as “we”, “us” or “our” and in some cases, “GTT” or the “Company”, also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

About GTT
GTT operates a global Tier 1 IP network with the most interconnected Ethernet service platform around the world. We provide highly reliable, scalable and secure cloud networking services. Our clients trust us to deliver solutions with simplicity, speed, and agility that are unmatched by other network providers. For more information visit GTT www.gtt.net.

Please contact:

GTT Investor Relations
Jody Burfening/Carolyn Capaccio
1.212.838.3777
ccapaccio@lhai.com

GTT Media Inquiries
Ann Rote
1.703.677.9941
ann.rote@gt-t.net

Consolidated Statements of Operations
(Amounts in thousands, except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenue:
Telecommunications services sold	$49,161	$45,106	$144,684	$111,267

Operating expenses:
Cost of telecommunications services provided	29,891	29,538	89,233	73,421
Selling, general and administrative expense	11,001	8,391	31,349	22,409
Restructuring costs, employee termination and other items	3,342	—	3,342	7,677
Depreciation and amortization	5,878	5,157	16,911	11,902

Total operating expenses	50,112	43,086	140,835	115,409

Operating income (loss)	(951)	2,020	3,849	(4,142)

Other expense:
Interest expense, net	(1,761)	(2,445)	(6,755)	(5,624)
Loss on debt extinguishment	(3,104)	—	(3,104)	(706)
Other expense, net	(215)	(3,449)	(8,504)	(6,187)

Total other expense, net	(5,080)	(5,894)	(18,363)	(12,517)

Loss before income taxes	(6,031)	(3,874)	(14,514)	(16,659)

Provision for income taxes	605	416	811	437

Net loss	$(6,636)	$(4,290)	$(15,325)	$(17,096)

Loss per share:
Basic	$(0.23)	$(0.19)	$(0.59)	$(0.79)
Diluted	$(0.23)	$(0.19)	$(0.59)	$(0.79)

Weighted average shares:
Basic	28,447,718	22,932,515	25,873,393	21,578,315
Diluted	28,447,718	22,932,515	25,873,393	21,578,315

GTT Communications, Inc.
Consolidated Balance Sheets
(Amounts in thousands, except for share and per share data)

	September 30, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$41,610	$5,785
Accounts receivable, net of allowances of $546 and $702, respectively	23,658	22,305
Deferred contract costs	3,111	1,975
Prepaid expenses and other current assets	2,391	2,878
Total current assets	70,770	32,943
Property and equipment, net	16,269	20,450
Intangible assets, net	45,085	43,618
Other assets	8,164	7,726
Goodwill	71,082	67,019
Total assets	$211,370	$171,756
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,941	$20,983
Accrued expenses and other current liabilities	22,718	26,999
Short-term debt	5,500	6,500
Deferred revenue	7,486	6,797
Total current liabilities	54,645	61,279
Long-term debt	119,500	85,960
Deferred revenue	989	1,480
Warrant liability	—	12,295
Other long-term liabilities	1,902	1,232
Total liabilities	177,036	162,246
Commitments and contingencies
Stockholders' equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 28,881,586, and 23,311,023 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	3	2
Additional paid-in capital	116,244	76,014
Accumulated deficit	(81,551)	(66,226)
Accumulated other comprehensive loss	(362)	(280)
Total stockholders' equity	34,334	9,510
Total liabilities and stockholders' equity	$211,370	$171,756

ANNEX A: Non-GAAP Financial Information

GTT provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA and unlevered Free Cash Flow. EBITDA, Adjusted EBITDA and unlevered Free Cash Flow are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net earnings or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of liquidity.

“Adjusted EBITDA” is defined as EBITDA from continuing operations adjusted to exclude costs associated with employee terminations, stock-based compensation, and certain non-cash or non-recurring items. Management uses EBITDA and Adjusted EBITDA to evaluate operating performance, and this financial measure is among the primary measures used by management for planning and forecasting future periods. GTT further believes that the presentation of EBITDA and Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures, although GTT’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same fashion.

Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA:

•	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expense, or the cash requirements necessary to service the interest payments, on our debt; and

•	does not reflect cash required to pay income taxes.

In addition to Adjusted EBITDA, GTT management uses Unlevered Free Cash Flow, which measures the ability of Adjusted EBITDA to cover capital expenditures. Adjusted EBITDA is a performance, rather than a cash flow measure. Correlating our capital expenditures to our Adjusted EBITDA does not imply that we will be able to fund such capital expenditures solely with cash from operations.

The following is a reconciliation of Adjusted EBITDA and Unlevered Free Cash Flow from Net Loss (amounts in thousands):

	Three Months Ended			Nine Months Ended
	September 30, 2014	September 30, 2013		September 30, 2014	September 30, 2013
Net loss	$(6,636)	$(4,290)		$(15,325)	$(17,096)
Provision for income taxes	605	416		811	437
Interest and other, net	1,976	5,894		15,259	11,811
Depreciation and amortization	5,878	5,157		16,911	11,902
EBITDA	1,823	7,177		17,656	7,054
Restructuring costs, employee termination and other items	3,342	—		3,342	7,677
Loss on debt extinguishment	3,104	—	—	3,104	706
Non-cash compensation	669	386		1,815	893
Adjusted EBITDA	$8,938	$7,563		$25,917	$16,330

Purchases of property and equipment	(413)	(1,329)		(3,058)	(2,328)
Unlevered Free Cash Flow	$8,525	$6,234		$22,859	$14,002

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